SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

August 25, 2016

(Date of earliest event Reported)

NEXT GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Brickell Avenue, Suite 2200, Miami, FL, 33131
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 611-3622

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

NOTE ABOUT FORWARD LOOKING STATEMENTS

Most of the matters discussed within this report include forward-looking statements on our current expectations and projections about future events. In some cases you can identify forward-looking statements by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based on our current beliefs, expectations, and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed, projected or implied in or by the forward-looking statements. Such risks and uncertainties include the risks noted under “Item 1A Risk Factors.” We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 1.01. Entry into a Definitive Material Agreement.

On August 25, 2016, Next Group Holdings, Inc. (NXGH) announced that it entered into a definitive Market Partner Agreement with InsightPOS, LLC ("POS"), for distribution, market development and revenue sharing in a new, exciting cash register Interactive Point Of Sale (POS) system. Due to qualifying conditions that had to be met before the agreement was fully accepted, this agreement was fully accepted on September 7, 2016 and can now be considered a “Definitive Material Agreement”.

InsightPOS is a “State of the Art”, "Super Functional Point Of Sale" system that has received great attention due to its sleek, modern, efficient design and amazing combination of tools that make the retail experience friendlier, quicker and better both for the shopper and for store management. InsightPOS will allow retailers to sell and manage their store’s inventory, with over 50 million SKUs already in the system and increase customer loyalty by offering important services and benefits. These additional services include, but are not limited to, long distance telecom products, cellular account payments (US and International), utility bill payments (electric, water, cable, satellite, etc.) and others. InsightPOS will provide the ability for each retail store to offer financial services, including gift cards, reloadable debit cards and potentially money transfer services, which will increase store revenue organically in a manner few have imagined possible. Insight POS can replace the entire cash register, inventory and management system.

NXGH has secured vendor financing to provide and install terminals at no cost to qualified retail establishments, including training upon approval by InsightPOS. The revenues generated by system utilization should maintain the system at no cost to each retailer. NXGH will market major brand services along with its own branded services, GPR (General Purpose Reload) and reward cards.

NXGH, through its affiliate, Next Communications, Inc., has the right to sell STI Mobile, Next Cala and any Next products to 8,800 locations that were serviced by a prepaid distribution network. NXGH will offer the InsightPOS system to clients of this distribution network as well via direct sales through its own sales force and affiliates. When a system is installed, NGH receives 50% of the gross profits received by InsightPOS after retailer commissions are paid.

NXGH, through its vendor, InsightPOS has secured financing to deliver and install 10,000 units.

Item 9.01. Exhibits

99.1	BINDING MARKET PARTNER AGREEMENT

99.2	PURCHASE ORDER

99.3	MUTUAL NON-DISCLOSURE AGREEMENT

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 8, 2016	NEXT GROUP HOLDINGS, INC.

	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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